FOR IMMEDIATE RELEASE
Date:         August 22, 2008
Contact:      Jeanne D. Hubbard
              202-772-3600


                 ABIGAIL ADAMS NATIONAL BANCORP, INC. ANNOUNCES
                        SUSPENSION OF QUARTERLY DIVIDENDS

Washington, DC- Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), a bank holding company with offices in Washington DC, Maryland and Virginia, today announced that its Board of Directors has voted to suspend regular quarterly dividends on its common stock effective immediately.

Abigail Adams National Bancorp, Inc.'s President and Chief Executive Officer, Jeanne D. Hubbard, stated, "While the company reported a profit in each of the first two quarters of 2008 and our affiliate banks remain above regulatory requirements for being "well capitalized" institutions, our Board of Directors believes that the current economic conditions require prudent management and conservation of capital at our affiliate level. This decision was made with a focus on maintaining the long term shareholder value that can be realized by continuing to have well capitalized and profitable affiliates. Our Directors and Executive Officers, who own approximately 20% of AANB's outstanding shares, realize that suspending the dividend is a serious action, but we firmly believe that this action is necessary and will be beneficial to the shareholders in the long term. The company expects to resume the payment of dividends as economic conditions improve."

Abigail Adams National Bancorp is a two-bank holding company, majority owned and operated by women. The Company is focused on serving the financial needs of minorities, women, small to mid-sized businesses, and not-for-profit organizations in the Washington, DC and Richmond, VA metropolitan areas.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the Company's most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

SOURCE:  Abigail Adams National Bancorp